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                                                                     EXHIBIT 5.1


                                (212) 856-7000

                                (212) 339-9150


                               October 22, 1996

Alyn Corporation
16871 Noyes Avenue
Irvine, CA 92606


        Re:  Initial Public Offering of Common Stock
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Ladies and Gentlemen:

        We have acted as special counsel to Alyn Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (File No. 333-09143) (the "Registration Statement"), and the Prospectus forming a part thereof (the "Prospectus"), providing for the Company's registration of 2,750,000 shares of Common Stock, par value $.001 per share
(the "Common Stock"), of the Company (3,162,500 shares if the underwriters' over allotment option is exercised in full). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given or ascribed thereto in the Registration Statement. You have requested that we furnish our opinion as to matters hereinafter set forth.

        For purposes of this letter, we have examined originals or copies of the following:

        (a) Registration Statement, as filed with the Commission on July 30, 1996, as amended on September 11, 1996, and as further amended on September 19, 1996;




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                                                                 October 22,1996

        (b) Amendment No. 3 to the Registration Statement, as filed today with the Commission (the"Amendment");

        (c) Restated Certificate of Incorporation of the Company, as filed as an exhibit to the Registration Statement;

        (d) By-Laws of the Company, as filed as an exhibit to the Registration Statement;

        (e) Proposed Form of Stock Certificate representing shares of Common Stock as filed as an exhibit to the Amendment;

        (f) Proposed form of the Underwriting Agreement, as filed as an exhibit to the Registration Statement (the "Underwriting Agreement"); and

        (g) Minutes books of the Company, as certified by the Company.

        In rendering the opinion herein expressed we have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates submitted to us as originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates submitted to us as copies and the legal capacity to sign of all individuals executing documents. We have assumed the completeness of the corporate records provided to us by the Company. We have relied upon representations of the Company as to certain factual matters relevant hereto.

        We are not admitted to the practice of law in any jurisdiction other than the State of New York, and we do not express any opinion as to the laws of any states or jurisdictions other than the laws of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinions expressed herein under conflicts of law principles, rules and regulations or otherwise.

        Based upon and subject to the foregoing examination, we are of the opinion that the Common Stock to be sold by the Company pursuant to the Registration Statement has been duly and validly authorized and, when issued and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

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                                                                October 22, 1996


        We herby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                                Very truly yours,